Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2012

•	Revenues for Q2 2012 of $588 million
•	EPS Q2 2012 of $0.29, or $0.24 when excluding gain on sale of property
•	Book-to-bill ratio of 1.01 in Q2 2012
•	Cash from operations for YTD June 2012 of $94 million and capital expenditures of $47 million
•	Guidance for Q3 2012 for revenues between $570 and $610 million at margins similar to Q2 2012.

MALVERN, PENNSYLVANIA -- (BUSINESS WIRE) -- July 31, 2012 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world’s largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended June 30, 2012.

Revenues for the fiscal quarter ended June 30, 2012 were $588.2 million, compared to $709.8 million for the fiscal quarter ended July 2, 2011.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended June 30, 2012 were $45.7 million, or $0.29 per diluted share, compared to $82.1 million, or $0.48 per diluted share for the fiscal quarter ended July 2, 2011.

Revenues for the six fiscal months ended June 30, 2012 were $1,126.7 million, compared to $1,405.0 million for the six fiscal months ended July 2, 2011.  The net earnings attributable to Vishay stockholders for the six fiscal months ended June 30, 2012 were $79.5 million, or $0.49 per diluted share, compared to $157.4 million, or $0.91 per diluted share for the six fiscal months ended July 2, 2011.

As listed on the attached reconciliation schedule, net earnings attributable to Vishay stockholders for the fiscal quarter and six fiscal months ended June 30, 2012 include a pretax gain of $12.2 million on the sale of a vacated property in Belgium.  The results for the fiscal quarter and six fiscal months ended July 2, 2011 include a pretax charge of $3.9 million to accelerate the recognition of certain executive compensation upon the passing of Dr. Zandman, the Company’s late Executive Chairman and Chief Technical and Business Development Officer.  Results for the six fiscal months ended July 2, 2011 also include $10.0 million of one-time tax expense due to a tax law change in Israel.  Adjusted net earnings per diluted share, which exclude these items, were $0.24 and $0.44 for the fiscal quarter and six fiscal months ended June 30, 2012, respectively, compared to $0.50 and $0.98 for the fiscal quarter and six fiscal months ended July 2, 2011, respectively.

Commenting on the results for the second quarter of 2012, Dr. Gerald Paul, President and Chief Executive Officer, stated, “In the second quarter, we experienced a substantial revenue increase versus the first quarter of 2012, though not quite to the degree anticipated. During the second quarter most end markets seem to be increasingly influenced by macro uncertainties. As announced, due to the volume increase our temporary fixed cost reductions implemented in the first quarter could not be sustained, which negatively impacted our incremental performance quarter over quarter. We continue to pursue our growth plan through investing in capacities for strategic product lines, and through increasing our resources for R&D, for technical marketing and for field application engineering; all of which is supplemented by opportunistic acquisitions of specialty businesses.”

Dr. Paul continued, “In the second quarter, Vishay demonstrated again its earnings power by achieving an adjusted operating margin of 10% at the comparably low revenue level of under $600 million. Thanks to Vishay’s business model of being a broad-line manufacturer with a global presence selling into all end markets as well as to our low breakeven point, Vishay is very well positioned to face any erratic developments of the macro economy or to benefit from an economic upturn.”

Commenting on the outlook for the third quarter of 2012, Dr. Paul stated, “We currently anticipate revenues between $570 and $610 million at margins similar to the second quarter of 2012.”

The Company expects to file its Quarterly Report on Form 10-Q for the second fiscal quarter of 2012 with the Securities and Exchange Commission after the close of the market on Tuesday, July 31, 2012. This financial report will be available at ir.vishay.com.

A conference call to discuss second quarter financial results is scheduled for Tuesday, July 31, 2012 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 89023734.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, July 31, 2012 through 11:59 PM ET on Monday, August 6, 2012. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 89023734.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share, which are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance and should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings and adjusted earnings per diluted share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should,” or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vishay Intertechnology, Inc.

Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	June 30, 2012	March 31, 2012	July 2, 2011

Net revenues	$588,199	$538,547	$709,838
Costs of products sold	440,580	401,838	497,648
Gross profit	147,619	136,709	212,190
Gross margin	25.1%	25.4%	29.9%

Selling, general, and administrative expenses	86,889	86,364	92,796
Gain on sale of property	(12,153)	-	-
Executive compensation charge	-	-	3,889
Operating income	72,883	50,345	115,505
Operating margin	12.4%	9.3%	16.3%

Other income (expense):
Interest expense	(5,539)	(4,717)	(4,624)
Other	(2,094)	1,308	(28)
Total other income (expense) - net	(7,633)	(3,409)	(4,652)

Income before taxes	65,250	46,936	110,853

Income taxes	19,420	12,861	28,357

Net earnings	45,830	34,075	82,496

Less: net earnings attributable to noncontrolling interests	159	263	401

Net earnings attributable to Vishay stockholders	$45,671	$33,812	$82,095

Basic earnings per share attributable to Vishay stockholders	$0.30	$0.22	$0.51

Diluted earnings per share attributable to Vishay stockholders	$0.29	$0.21	$0.48

Weighted average shares outstanding - basic	152,462	157,199	160,801

Weighted average shares outstanding - diluted	159,249	163,944	170,645

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	June 30, 2012	July 2, 2011

Net revenues	$1,126,746	$1,404,989
Costs of products sold	842,418	978,136
Gross profit	284,328	426,853
Gross margin	25.2%	30.4%

Selling, general, and administrative expenses	173,253	185,261
Gain on sale of property	(12,153)	-
Executive compensation charge	-	3,889
Operating income	123,228	237,703
Operating margin	10.9%	16.9%

Other income (expense):
Interest expense	(10,256)	(8,678)
Other	(786)	(535)
Total other income (expense) - net	(11,042)	(9,213)

Income before taxes	112,186	228,490

Income taxes	32,281	70,387

Net earnings	79,905	158,103

Less: net earnings attributable to noncontrolling interests	422	721

Net earnings attributable to Vishay stockholders	$79,483	$157,382

Basic earnings per share attributable to Vishay stockholders	$0.51	$0.97

Diluted earnings per share attributable to Vishay stockholders	$0.49	$0.91

Weighted average shares outstanding - basic	154,831	163,006

Weighted average shares outstanding - diluted	161,596	173,143

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	June 30, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$708,772	$749,088
Short-term investments	239,503	249,139
Accounts receivable, net	298,974	270,970
Inventories:
Finished goods	109,688	104,478
Work in process	196,050	181,354
Raw materials	128,818	131,795
Total inventories	434,556	417,627

Deferred income taxes	24,581	24,632
Prepaid expenses and other current assets	115,794	119,220
Total current assets	1,822,180	1,830,676

Property and equipment, at cost:
Land	91,131	91,507
Buildings and improvements	502,872	493,550
Machinery and equipment	2,092,532	2,079,395
Construction in progress	76,718	94,717
Allowance for depreciation	(1,890,152)	(1,851,264)
	873,101	907,905

Goodwill	34,866	9,051

Other intangible assets, net	139,738	103,927

Other assets	137,813	142,171
Total assets	$3,007,698	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$116	$13
Trade accounts payable	154,277	154,942
Payroll and related expenses	103,765	109,833
Other accrued expenses	146,318	161,119
Income taxes	4,600	13,881
Total current liabilities	409,076	439,788

Long-term debt less current portion	462,173	399,054
Deferred income taxes	146,645	110,356
Other liabilities	113,869	117,235
Accrued pension and other postretirement costs	298,426	319,136
Total liabilities	1,430,189	1,385,569

Equity:
Vishay stockholders' equity
Common stock	13,114	14,374
Class B convertible common stock	1,213	1,345
Capital in excess of par value	1,998,765	2,086,925
Retained earnings (accumulated deficit)	(423,933)	(503,416)
Accumulated other comprehensive income (loss)	(17,227)	3,778
Total Vishay stockholders' equity	1,571,932	1,603,006
Noncontrolling interests	5,577	5,155
Total equity	1,577,509	1,608,161
Total liabilities and equity	$3,007,698	$2,993,730

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	June 30, 2012	July 2, 2011

Operating activities
Net earnings	$79,905	$158,103
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	83,838	90,771
(Gain) loss on disposal of property and equipment	(13,070)	(930)
Accretion of interest on convertible debentures	1,308	861
Inventory write-offs for obsolescence	10,050	10,560
Other	8,110	(2,502)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(75,737)	(82,947)
Net cash provided by operating activities	94,404	173,916

Investing activities
Purchase of property and equipment	(47,298)	(45,365)
Proceeds from sale of property and equipment	6,355	1,473
Purchase of businesses, net of cash acquired or refunded	(85,493)	-
Purchase of short-term investments	(201,143)	(391,524)
Maturity of short-term investments	207,077	82,990
Other investing activities	(640)	307
Net cash used in investing activities	(121,142)	(352,119)

Financing activities
Proceeds of long-term borrowings	150,000	150,000
Issuance costs	(4,827)	(4,144)
Common stock repurchase	(150,000)	(150,000)
Principal payments on long-term debt and capital lease obligations	(16)	(6)
Net proceeds (payments) on revolving credit lines	5,000	(60,000)
Net changes in short-term borrowings	(2)	(9)
Proceeds from stock options exercised	174	7,938
Excess tax benefit from stock options exercised	-	555
Distributions to noncontrolling interests	-	(500)
Net cash provided by (used in) financing activities	329	(56,166)
Effect of exchange rate changes on cash and cash equivalents	(13,907)	29,623

Net decrease in cash and cash equivalents	(40,316)	(204,746)

Cash and cash equivalents at beginning of period	749,088	897,338
Cash and cash equivalents at end of period	$708,772	$692,592

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	June 30, 2012	March 31, 2012	July 2, 2011	June 30, 2012	July 2, 2011

GAAP net earnings attributable to Vishay stockholders	$45,671	$33,812	$82,095	$79,483	$157,382

Reconciling items affecting operating margin:
Gain on sale of property	$(12,153)	$-	$-	$(12,153)	$-
Executive compensation charge	-	-	3,889	-	3,889

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$4,131	$-	$(1,419)	$4,131	$8,605

Adjusted net earnings	$37,649	$33,812	$84,565	$71,461	$169,876

Adjusted weighted average diluted shares outstanding	159,249	163,944	170,645	161,596	173,143

Adjusted earnings per diluted share**	$0.24	$0.21	$0.50	$0.44	$0.98

** Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.